Exhibit 99.1

Align Technology Announces Fourth Quarter and Record Fiscal Year 2012 Results

SAN JOSE, CA--(Marketwire - January 30, 2013) - Align Technology, Inc. (NASDAQ: ALGN)

•	2012 net revenues were a record $560.0 million, an increase of 16.7% year-over-year
•	2012 Invisalign clear aligner case shipments were a record 363.5 thousand, an increase 17.5% year-over-year
•	Q4 net revenues of $142.8 million include the release of $4.9 million of previously deferred revenue for Invisalign case refinement
•	Q4 Invisalign clear aligner revenue of $132.8 million increased 4.8% sequentially and 11.7% year-over-year
•	Q4 Invisalign clear aligner shipments were 90.5 thousand, compared to 92.5 thousand in Q3 12 and 82.6 thousand in Q4 11
•	Q4 diluted GAAP diluted EPS was $0.12, non-GAAP diluted EPS was $0.27

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the fourth quarter and fiscal year ended December 31, 2012.

Total net revenues for the fourth quarter of fiscal 2012 (Q4 12) were $142.8 million. This is compared to $136.5 million reported in the third quarter of 2012 (Q3 12) and compared to $128.9 million reported in the fourth quarter of 2011 (Q4 11). Q4 12 net revenues include the release of $4.9 million of revenue previously deferred for Invisalign case refinement. Q4 12 Invisalign clear aligner revenue was $132.8 million, compared to $126.7 million in Q3 12 and $118.9 million in Q4 11. Q4 12 Invisalign clear aligner case shipments were 90.5 thousand, compared to 92.5 thousand in Q3 12 and 82.6 thousand in Q4 11. Q4 12 scanner and CAD/CAM services revenue was $10.0 million, compared to $9.8 million in Q3 12 and compared to $10.0 million in Q4 11.

Align defers revenue for Invisalign case refinement, which is an optional finishing tool used to adjust a patient's teeth to the desired final position that is generally ordered in the last stages of orthodontic treatment. In Q4 12, we determined that the actual usage rate was lower than our estimate and as a result we released $4.9 million of revenue deferred for case refinement.

For fiscal 2012 (FY 12), record net revenues of $560.0 million increased 16.7 percent from $479.7 million reported for fiscal 2011 (FY 11). Record FY 12 Invisalign clear aligner net revenues of $516.6 million increased 14.4% from $451.7 million reported for FY 11. FY 12 Invisalign clear aligner case shipments of 363.5 thousand increased 17.5% from 309.3 thousand reported for FY 11. FY 12 scanner and CAD/CAM services net revenues was $43.4 million compared to $28.0 million in FY 11. FY 11 scanner and CAD/CAM services net revenues reflect eight months of sales resulting from the acquisition of Cadent Holdings, Inc., which closed on April 29, 2011.

“I’m very pleased to report a solid fourth quarter which culminated in a record fiscal year for with over 17 percent growth for Invisalign volume”, said Thomas M. Prescott, Align president and CEO. “Despite a soft start this quarter in North America for Align and most of the dental industry, Invisalign case submissions rebounded in December and this trend has continued into the first quarter of 2013.  Overall, we’ve seen an uptick in North American case receipts -- reflecting increased patient traffic in our customers’ offices, as well as traction from customer engagement and practice development activities. We’ve also seen increased customer interest in Invisalign related to the launch of SmartTrack, our next generation aligner material which is commercially available now.”  Prescott continued, “We had many significant accomplishments in 2012 that contributed to our growth, including entry into new market segments with the launch of Invisalign Express 5 and Invisalign i7 and expansion into new emerging country markets.  We are starting off the new year with several new products and feature enhancements including the new iTero scanner, Invisalign Outcome Simulator, and Invisalign G4 enhancements which will contribute to our growth throughout the year.”

Net profit for Q4 12 of $9.6 million, or $0.12 per diluted share, includes the release of $4.9 million of revenue previously deferred for Invisalign case refinement. This is compared to net loss of $0.3 million, or $0.00 per diluted share in Q3 12 and net profit of $20.4 million, or $0.25 per diluted share in Q4 11. Net profit for Q4 12 includes a goodwill impairment charge of $11.9 million resulting from finalizing our Q3 12 preliminary estimate and a pre-tax amortization of acquired intangible assets of $1.0 million with a total income tax-related adjustment of $0.2 million. Net loss for Q3 12 includes a preliminary estimate pre-tax goodwill impairment charge of $24.7 million, pre-tax acquisition and integration related costs of $0.2 million, pre-tax amortization of acquired intangible assets of $1.1 million, pre-tax severance and benefit costs of $0.1 million with a total income tax-related adjustment of $2.1 million. Net profit for Q4 11 includes pre-tax acquisition and integration related costs of $1.1 million, pre-tax amortization of acquired intangible assets of $1.3 million, pre-tax severance and benefit costs of $0.8 million with a total tax effect of $0.7 million.

In Q3 12, we determined that there were sufficient indicators of a potential impairment to the goodwill attributed to the scanner and CAD/CAM services reporting unit, therefore we conducted step one of the goodwill impairment analysis and concluded that the goodwill was impaired. Based on our preliminary step two analysis, we recorded an estimated goodwill impairment charge of $24.7 million in Q3 12. In Q4 12, we finalized step two of our analysis and recorded an additional goodwill impairment charge of $11.9 million.

Net profit for FY 12 was $58.7 million or $0.71 per diluted share and includes pre-tax goodwill impairment charge of $36.6 million, pre-tax acquisition and integration related costs of $1.3 million, pre-tax amortization of acquired intangible assets of $4.4 million, pre-tax severance and benefit costs of $0.8 million with a total tax effect of $4.9 million. This compares to net profit for FY 11 of $66.7 million, or $0.83 per diluted share and includes pre-tax acquisition and integration related costs of $10.0 million, pre-tax amortization of acquired intangible assets of $3.2 million, pre-tax severance and benefit costs of $1.1 million with a total tax effect of $2.9 million.

To supplement our consolidated financial statements, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expense, non-GAAP operating margin, non-GAAP net profit, non-GAAP earnings per diluted share, EBITDA and adjusted EBITDA. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release.

Non-GAAP net profit for Q4 12 was $22.3 million, or $0.27 per diluted share. This is compared to non-GAAP net profit of $23.7 million, or $0.28 per diluted share in Q3 12 and non-GAAP net profit of $23.0 million, or $0.28 per diluted share in Q4 11. Non-GAAP net profit for FY 12 was $96.7 million, or $1.17 per diluted share. This compares to non-GAAP net profit for FY 11 of $78.1 million, or $0.97 per diluted share.

Q4 12 Operating Results ($M)

Key GAAP Operating Results	Q4 12	Q3 12	Q4 11
Revenue	$142.8	$136.5	$128.9
Clear Aligner	$132.8	$126.7	$118.9
Scanner and CAD/CAM Services	$10.0	$9.8	$10.0

Gross Margin	74.5%	73.5%	74.1%
Clear Aligner	78.8%	77.6%	78.7%
Scanner and CAD/CAM Services	18.5%	20.6%	20.0%

Operating Expense	$89.4	$95.8	$69.1
Operating Margin	12.0%	3.3%	20.5%
Net Profit (Loss)	$9.6	$(0.3)	$20.4
Earnings (Loss) Per Diluted Share (EPS)	$0.12	$(0.00)	$0.25

Key Non-GAAP Operating Results	Q4 12	Q3 12	Q4 11
Non-GAAP Gross Margin	74.7%	73.7%	74.9%
Non-GAAP Clear Aligner	78.8%	77.6%	78.7%
Non-GAAP Scanner & CAD/CAM Services	20.5%	23.8%	30.0%

Non-GAAP Operating Expense	$76.6	$70.0	$66.9
Non-GAAP Operating Margin	21.0%	22.4%	23.0%
Non-GAAP Net Profit	$22.3	$23.7	$23.0
Non-GAAP Earnings Per Diluted Share (EPS)	$0.27	$0.28	$0.28
EBITDA	$21.7	$8.5	$30.7
Adjusted EBITDA	$33.6	$33.6	$32.6

Total stock-based compensation expense included in Q4 12 was $6.0 million compared to $5.4 million in Q3 12 and $5.0 million in Q4 11. Stock based compensation expense included in GAAP gross margin in Q4 12, Q3 12 and Q4 11 was $0.5 million. Stock-based compensation expense included in GAAP operating expense in Q4 12 was $5.5 million compared to $4.9 million in Q3 12 and $4.5 million in Q4 11.

Liquidity and Capital Resources
As of December 31, 2012, Align Technology had $356.1 million in cash, cash equivalents, and marketable securities compared to $248.1 million as of December 31, 2011. During Q4 12, we purchased approximately 1.4 million shares of our common stock at an average price of $26.41 per share for a total of approximately $37.0 million. There remains approximately $95.5 million available under the Company's existing stock repurchase authorization.

Q1 Fiscal 2013 Business Outlook
For the first quarter of fiscal 2013 (Q1 13), Align Technology expects net revenues to be in a range of $146.0 million to $150.5 million. Invisalign clear aligner case shipments for Q1 13 are expected to be in a range of 95.0 to 97.5 thousand cases, which reflect a year-over-year increase of 11.4% to 14.3%. Earnings per diluted share for Q1 13 is expected to be in a range of $0.21 to $0.23. Starting in fiscal year 2013, amortization of acquired intangible assets will no longer be excluded as a non-GAAP measure. The expense is now included in all periods presented, therefore, excluding it as a non-GAAP measure is no longer meaningful in period-to-period comparisons. A more comprehensive business outlook is available following the financial tables of this release.

Align Web Cast and Conference Call
Align Technology will host a conference call today, January 30, 2013 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter and fiscal year 2012 results, discuss future operating trends and business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 406337 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 8, 2013.

About Align Technology, Inc.
Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.The Invisalign product family includes Invisalign, Invisalign Teen, Invisalign Assist, Invisalign Express 10, Invisalign Express 5, Invisalign Lite, and Vivera Retainers. To learn more about Invisalign or to find an Invisalign trained doctor in your area, please visit www.invisalign.com.

Cadent Holdings, Inc. is a subsidiary of Align Technology and is a leading provider of 3D digital scanning solutions for orthodontics and dentistry. The Cadent family of products includes iTero and iOC scanning systems, OrthoCAD iCast and OrthoCAD iRecord. For additional information, please visit www.cadentinc.com.

About non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP profit from operations, non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, acquisition and integration related costs, amortization of acquired intangible assets, severance and benefit costs, impairment of goodwill, and any related income tax-related adjustments, and EBITDA and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the first quarter of 2013, including anticipated net revenue, gross margin, operating expense, operating income, earnings per share, case shipments and cash. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the acquisition of Cadent Holdings, Inc., continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, the loss of key personnel and impairments in the book value of goodwill or other intangible assets. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Securities and Exchange Commission on February 29, 2012. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Net revenues	$142,840	128,905	$560,041	479,741

Cost of revenues	36,362	33,355	143,653	118,458

Gross profit	106,478	95,550	416,388	361,283

Operating expenses:
Sales and marketing	37,769	36,112	152,041	142,174
General and administrative	27,166	22,457	95,840	89,152
Research and development	11,711	9,568	42,869	37,154
Impairment of goodwill	11,926	-	36,591	-
Amortization of acquired intangible assets	835	983	3,455	2,443
Total operating expenses	89,407	69,120	330,796	270,923

Profit from operations	17,071	26,430	85,592	90,360

Interest and other income (expense), net	(672)	(84)	(1,296)	(419)

Profit before income taxes	16,399	26,346	84,296	89,941

Provision for income taxes	6,840	5,897	25,605	23,225

Net profit	$9,559	$20,449	$58,691	$66,716

Net profit per share
- basic	$0.12	$0.26	$0.73	$0.86
- diluted	$0.12	$0.25	$0.71	$0.83

Shares used in computing net profit per share
- basic	81,043	78,737	80,528	77,988
- diluted	82,981	80,849	83,040	80,294

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$306,386	$240,675
Restricted cash	1,575	4,026
Marketable securities, short-term	28,485	7,395
Accounts receivable, net	98,992	91,537
Inventories	15,122	9,402
Other current assets	35,233	31,781
Total current assets	485,793	384,816

Marketable securities, long-term	21,252	-
Property and equipment, net	79,191	53,965
Goodwill and intangible assets, net	145,013	185,405
Deferred tax assets	21,609	22,337
Other long-term assets	3,454	2,741

Total assets	$756,312	$649,264

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$19,549	$19,265
Accrued liabilities	74,247	76,600
Deferred revenue	65,239	52,252
Total current liabilities	159,035	148,117

Other long term liabilities	15,960	10,366

Total liabilities	174,995	158,483

Total stockholders' equity	581,317	490,781

Total liabilities and stockholders' equity	$756,312	$649,264

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011

GAAP Gross profit	$106,478	$100,350	$95,550
Acquisition and integration costs related to cost of revenues (1)	-	55	139
Amortization of acquired intangible assets related to cost of revenues (2)	201	213	285
Severance and benefit costs related to cost of revenues(3)	-	39	579
Non-GAAP Gross profit	$106,679	$100,657	$96,553

Reconciliation of GAAP to Non-GAAP Gross Profit Scanner and CAD/CAM Services
(in thousands)
	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011

GAAP Scanner and CAD/CAM Services gross profit	$1,848	$2,016	$1,993
Acquisition and integration costs related to cost of revenues (1)	-	55	139
Amortization of acquired intangible assets related to cost of revenues (2)	201	213	285
Severance and benefit costs related to cost of revenues(3)	-	39	579
Non-GAAP Gross profit	$2,049	$2,323	$2,996

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011

GAAP Operating expenses	$89,407	$95,847	$69,120
Acquisition and integration costs related to operating expenses (1)	-	(179)	(1,005
Amortization of acquired intangible assets related to operating expenses (2)	(835)	(866)	(983
Severance and benefit costs related to operating expenses (3)	-	(105)	(256
Impairment of goodwill (4)	(11,926)	(24,665)	-
Non-GAAP Operating expenses	$76,646	$70,032	$66,876

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011

GAAP Profit from operations	$17,071	$4,503	$26,430
Acquisition and integration costs (1)	-	234	1,144
Amortization of acquired intangible assets (2)	1,036	1,079	1,268
Severance and benefit costs (3)	-	144	835
Impairment of goodwill	11,926	24,665	-
Non-GAAP Profit from operations	$30,033	$30,625	$29,677

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011

GAAP Net profit (loss)	$9,559	$(344)	$20,449
Acquisition and integration costs (1)	-	234	1,144
Amortization of acquired intangible assets (2)	1,036	1,079	1,268
Severance and benefit costs (3)	-	144	835
Impairment of goodwill (4)	11,926	24,665	-
Income tax-related adjustments (5)	(193)	(2,078)	(715)
Non-GAAP Net profit	$22,328	$23,700	$22,981

Diluted Net profit (loss) per share:
GAAP	$0.12	$(0.00)	$0.25
Non-GAAP	$0.27	$0.28	$0.28

Shares used in computing diluted GAAP Net profit (loss) per share	82,981	81,437	80,849
Shares used in computing diluted Non-GAAP Net profit per share	82,981	83,906	80,849

Reconciliation of GAAP Net Profit to EBITDA and Adjusted EBITDA
(in thousands)
	Three Months Ended
	December 31, 2012	September 30, 2012	December 31, 2011

GAAP Net profit (loss)	$9,559	$(344)	$20,449
Provision for income taxes	6,840	4,494	5,897
Depreciation and amortization (6)	5,278	4,374	4,320
EBITDA (7)	21,677	8,524	30,666

Adjustments or charges:
Acquisition and integration related costs (1)	-	234	1,144
Severance and benefit costs (3)	-	144	835
Impairment of goodwill (4)	11,926	24,665	-
EBITDA after adjustments (7)	$33,603	$33,567	$32,645

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
	Year Ended
	December 31, 2012	December 31, 2011

GAAP Gross profit	$416,388	$361,283
Acquisition and integration costs related to cost of revenues (1)	261	398
Amortization of acquired intangible assets related to cost of revenues (2)	907	735
Severance and benefit costs related to cost of revenues (3)	474	754
Non-GAAP Gross profit	$418,030	$363,170

Reconciliation of GAAP to Non-GAAP Gross Profit Scanner and CAD/CAM Services
(in thousands)
	Year Ended
	December 31, 2012	December 31, 2011

GAAP Scanner and CAD/CAM Services gross profit	$10,418	$6,640
Acquisition and integration costs related to cost of revenues (1)	261	398
Amortization of acquired intangible assets related to cost of revenues (2)	907	735
Severance and benefit costs related to cost of revenues(3)	474	754
Non-GAAP Gross profit	$12,060	$8,527

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)
	Year Ended
	December 31, 2012	December 31, 2011

GAAP Operating expenses	$330,796	$270,923
Acquisition and integration costs related to operating expenses (1)	(1,010)	(9,632)
Amortization of acquired intangible assets related to operating expenses (2)	(3,455)	(2,443)
Severance and benefit costs related to operating expenses (3)	(306)	(328)
Impairment of goodwill (4)	(36,591)	-
Non-GAAP Operating expenses	$289,434	$258,520

Reconciliation of GAAP to Non-GAAP Profit from Operations
(in thousands)
	Year Ended
	December 31, 2012	December 31, 2011

GAAP Profit from Operations	$85,592	$90,360
Acquisition and integration costs related to cost of revenues (1)	1,271	10,030
Amortization of acquired intangible assets related to cost of revenues (2)	4,362	3,178
Severance and benefit costs related to cost of revenues (3)	780	1,082
Impairment of goodwill (4)	36,591	-
Non-GAAP Profit from Operations	$128,596	$104,650

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)
	Year Ended
	December 31, 2012	December 31, 2011

GAAP Net profit	$58,691	$66,716
Acquisition and integration costs related to cost of revenues (1)	1,271	10,030
Amortization of acquired intangible assets related to cost of revenues (2)	4,362	3,178
Severance and benefit costs related to cost of revenues (3)	780	1,082
Impairment of goodwill (4)	36,591	-
Tax effect on non-GAAP adjustments (5)	(4,947)	(2,862)
Non-GAAP Net profit	$96,748	$78,144

Diluted Net profit per share:
GAAP	$0.71	$0.83
Non-GAAP	$1.17	$0.97

Shares used in computing diluted GAAP net profit per share	83,040	80,294
Shares used in computing diluted non-GAAP net profit per share	83,040	80,294

Reconciliation of GAAP Net Profit to EBITDA and Adjusted EBITDA
(in thousands)
	Year Ended
	December 31, 2012	December 31, 2011

GAAP Net profit	$58,691	$66,716
Provision for income taxes	25,605	23,225
Depreciation and amortization (6)	17,811	17,477
EBITDA (7)	102,107	107,418

Adjustments or charges:
Acquisition and integration related costs (1)	1,271	10,030
Severance and benefit costs (3)	780	1,082
Impairment of goodwill (4)	36,591	-
EBITDA after adjustments (7)	$140,749	$118,530

(1) Acquisition costs and integration related. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(2) Amortization of acquired intangible assets. When conducting internal development of intangible assets (including developed technology, customer relationships, trademarks, etc.), GAAP accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangibles. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges for our non-GAAP operating results to provide better comparability of pre and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

(3) Severance and benefits costs. These costs are related to the closure of our New Jersey operations and were realized through the first three quarters of 2012. We have engaged in various restructuring and exit activities in 2011 and 2009 that have resulted in costs associated with severance and benefits. Such activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or exit activities in the ordinary course of business. We believe that it is important to understand significant severance and benefits costs and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

(4) Impairment of goodwill. This cost represents non-cash write-downs of our goodwill. During the third quarter of 2012, we determined that there were sufficient indicators such as the termination of our distribution agreement with Straumann for iTero intra-oral scanners as well as the market conditions and business trends within our Scanners and CAD/CAM Services reporting unit for an impairment of goodwill. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements and therefore we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(5) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

(6) Includes the amortization of acquired intangible assets.

(7) EBITDA and adjusted EBITDA. We use EBITDA as a performance measure for benchmarking against our peers and competitors. We believe EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the medical technology industry. We also use adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as an internal measure of business operating performance. We believe such financial measures provide a meaningful perspective of the underlying operating performance to our current business. EBITDA and adjusted EBITDA are not recognized terms under GAAP. Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating or net profit.

ALIGN TECHNOLOGY
Q4 2012 EARNINGS RELEASE ADDITIONAL DATA
REVENUE PERFORMANCE AND CLEAR ALIGNER METRICS
(in thousands except per share data)

	Q1	Q2	Q3	Q4	FISCAL
	2012	2012	2012	2012	2012
Invisalign Clear Aligner Revenues by Geography:
North America	$86,871	$92,997	$89,568	$91,686	$361,122
North American Orthodontists	41,688	43,942	43,090	43,812	172,532
North American GP Dentists	45,183	49,055	46,478	47,874	188,590
International	29,700	32,883	29,700	32,513	124,796
Non-case*	6,757	7,789	7,457	8,660	30,663
Total Clear Aligner Revenue	$123,328	$133,669	$126,725	$132,859	$516,581
YoY % growth	17.6%	17.6%	10.9%	11.7%	14.4%
QoQ % growth	3.7%	8.4%	-5.2%	4.8%
*includes Invisalign training, ancillary products, and retainers
Invisalign Clear Aligner Revenues by Product:
Invisalign Full	$82,424	$88,617	$80,294	$87,265	$338,600
Invisalign Express/Lite	11,806	13,632	12,779	13,269	51,486
Invisalign Teen	15,148	16,380	19,144	16,455	67,127
Invisalign Assist	7,193	7,251	7,051	7,210	28,705
Non-case*	6,757	7,789	7,457	8,660	30,663
Total Clear Aligner Revenue	$123,328	$133,669	$126,725	$132,859	$516,581

Average Invisalign Selling Price (ASP), as billed:
Total Worldwide Blended ASP	$1,370	$1,335	$1,320	$1,375	$1,350
International ASP	$1,485	$1,455	$1,355	$1,455	$1,440

Invisalign Clear Aligner Cases Shipped by Geography:
North America	65,280	72,685	70,610	68,140	276,715
North American Orthodontists	32,235	35,420	35,885	33,505	137,045
North American GP Dentists	33,045	37,265	34,725	34,635	139,670
International	19,985	22,595	21,905	22,340	86,825
Total Cases Shipped	85,265	95,280	92,515	90,480	363,540

Invisalign Clear Aligner Cases Shipped by Product:
Invisalign Full	57,145	62,510	57,400	57,920	234,975
Invisalign Express/Lite	12,855	15,300	14,610	15,940	58,705
Invisalign Teen	9,935	11,860	15,265	11,255	48,315
Invisalign Assist	5,330	5,610	5,240	5,365	21,545
Total Cases Shipped	85,265	95,280	92,515	90,480	363,540

Number of Invisalign Doctors Cases Shipped to:
North American Orthodontists	4,460	4,575	4,660	4,615	5,665
North American GP Dentists	11,365	12,120	11,925	11,685	19,285
International	5,085	5,480	5,400	5,715	9,285
Total Doctors Cases were Shipped to Worldwide	20,910	22,175	21,985	22,015	34,235

Invisalign Doctor Utilization Rates*:
North American Orthodontists	7.2	7.7	7.7	7.3	24.2
North American GP Dentists	2.9	3.1	2.9	3.0	7.2
International	3.9	4.1	4.1	3.9	9.4
Total Utilization Rates	4.1	4.3	4.2	4.1	10.6
* # of cases shipped/# of doctors to whom cases were shipped
Number of Invisalign Doctors Trained:
North American Orthodontists	90	95	125	75	385
North American GP Dentists	720	995	675	920	3,310
International	715	965	685	780	3,145
Total Doctors Trained Worldwide	1,525	2,055	1,485	1,775	6,840
Total to Date Worldwide	71,180	73,235	74,720	76,495	76,495

Scanner and CAD/CAM Services Revenue:
North America Scanner and CAD/CAM Services	$11,120	$11,752	$9,439	$9,940	$42,251
International Scanner and CAD/CAM Services	631	205	332	41	1,209
Total Scanner and CAD/CAM Revenue	$11,751	$11,957	$9,771	$9,981	$43,460

Scanner Revenue	$5,361	$6,032	$4,023	$4,643	$20,059
CAD/CAM Services Revenue	6,390	5,925	5,748	5,338	23,401
Total Scanner and CAD/CAM Services Revenue	$11,751	$11,957	$9,771	$9,981	$43,460

Total Revenue by Geography:
Total North America Revenue	$97,991	$104,749	$99,007	$101,626	$403,373
Total International Revenue	30,331	33,088	30,032	32,554	126,005
Total Non-case Revenue	6,757	7,789	7,457	8,660	30,663
Total Worldwide Revenue	$135,079	$145,626	$136,496	$142,840	$560,041
YoY % growth	28.8%	21.3%	8.4%	10.8%	16.7%
QoQ % growth	4.8%	7.8%	-6.3%	4.6%

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward Looking Information" above in this press release.

Financials
(in millions, except per share amounts and percentages)

Q1 2013

Net Revenue	$146.0 - $150.5

Gross Profit	$105.8 - $110.1

Gross Margin	72.4% - 73.1%

Operating Expenses	$82.8 - $84.4

Operating Margin	15.8% - 17.1%

Net Income per Diluted Share	$0.21 - $0.23

Stock Based Compensation Expense:
Cost of Revenues	$0.7
Operating Expenses	$6.3
Total Stock Based Compensation Expense	$7.0

Business Metrics:
Q1 2013
Case Shipments	95.0K - 97.5K
Cash, Cash Equivalents, and Marketable Securities	$365M - $375M *
Capex	$3.5M - $5.0M
Depreciation & Amortization	$4.5M - $5.0M
Diluted Shares Outstanding	83.2M*

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com